UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2009

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On March 31, 2009 Rainmaker Systems, Inc (the “Company”) entered into a Statement of Work (SOW) under its Master Purchase Agreement with Sun Microsystems, Inc. (“Sun”) under which the Company will provide certain outsourced services to Sun. The services to be provided by the Company to Sun under the SOW include lead development, contract sales and hosted on-demand software solutions and will cover geographies in the Americas, EMEA and the Asia-Pacific region. The SOW provides for the purchase by Sun of minimum service volumes. The term of the SOW is from April 1, 2009 through February 28, 2011, with annual auto-renewals thereafter, unless earlier terminated in accordance with its terms. The SOW may not be terminated in the first year, except for nonperformance. The Company will be requesting confidential treatment for certain portions of the SOW and intends to file a redacted copy of the SOW with its Form 10-Q for the fiscal quarter ended March 31, 2009.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

April 6, 2009	/s/ Steve Valenzuela
Date	(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer